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                                                                    Exhibit 10.5


                      CORN PRICE RISK MANAGEMENT AGREEMENT


         THIS CORN PRICE RISK MANAGEMENT AGREEMENT is made and entered into as of the 17th day of December, 1999 by and between Broin Management, LLC, a Minnesota limited liability company ("Manager") and Dakota Ethanol, L.L.C., a South Dakota limited liability company ("Company").

         WHEREAS, Company owns an ethanol production plant near Wentworth, South Dakota (the "Plant"); and

         WHEREAS, Manager is in the business of management and operation of ethanol production facilities, including the Plant; and

         WHEREAS, Company and Manager have engaged the services of Manager to manage the Plant pursuant to a Management Agreement dated October 7, 1999.

         WHEREAS, Company desires to engage the services of Manager to provide corn price risk management services not addressed by the Management Agreement between Manager and Company, and Manager desires to provide such additional services on the terms and conditions hereinafter described.

         NOW, THEREFORE, in consideration of mutual covenants contained herein, the parties agree as follows:

                                   DEFINITIONS

         TERMS DEFINE IN THE MANAGEMENT. The capitalized terms defined in the Management Agreement dated October 7, 1999 are incorporated herein by reference.

                        RIGHTS AND OBLIGATIONS OF MANAGER

         GENERAL RIGHTS AND OBLIGATIONS. Manager shall have the responsibility and authority to take all action necessary or appropriate to engage in hedging and price risk management relating to corn requirements including, without limitation, the power and authority to:

         (a) Trade corn futures, options and other contracts with the intention of minimizing grain costs and market exposure for any and all ethanol plants managed by Manager and the Broin Enterprises Plant, including the Plant;

         (b) Devise and implement strategies for carry protection and basis protection;

         (c) Recommend strategies for flat price protection to each governing board and enact all flat price strategies approved by the governing board;


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         (d)      Hire such employees and independent contractors as Manager shall determine to be reasonably necessary to the foregoing;
                  and

         (e) Carry on any other activities necessary to, in connection with, or incidental to the foregoing.

         STORAGE/FORWARD CONTRACT HEDGING. Manager will recommend Storage and Forward Contract Hedging strategies to the Commodity Manager at the Company. At no time will these strategies result in the flat pricing of more than 20% of one years projected corn usage without the approval of the Board of Governors of the Company. The Company will establish a futures trading account with the assistance of the Manager for the purpose of Flat Price/Storage/Forward Contract Hedging.

         FLAT PRICE HEDGING. Manager will recommend flat price strategies to the Board of Governors for flat price hedging in excess of 20% of one year's projected corn usage as it deems necessary. The Board of Governors of the Company or a committee appointed by the Board of Governors will review these strategies and direct Manager to implement any strategies that are approved. Manager will promptly enact any Flat Price Hedging strategies directed by the Company.

         INDEPENDENT CONTRACTOR STATUS. Manager in the performance of its duties under this Agreement shall occupy the position of an independent contractor with respect to the Company. Nothing contained herein shall be construed as making the parties hereto partners or joint venturers, nor, except as expressly provided herein, construed as making Manager an employee of the Company.

                            REPORTS ISSUED BY MANAGER

         The following reports will be issued to the Company by the Manager:

                  Daily Reports (to Commodity Manager):
                           -        Market Update - Bid Sheet
                           -        Market Summary and Commentary

                  Weekly Reports (to General Manager):
                           -        Pool Position and Profitability
                           -        DDGS Market Roundup

                  Quarterly Reports (to the Board of Directors):
                           -        Quarterly Market & Trading Update
                           -        Quarterly DDGS Update


                                DUTIES OF COMPANY

         Company hereby agrees to cooperate with Manager in the performance of Manager's duties and responsibilities under this Agreement, to act in good faith, and to do all reasonable things


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necessary to aid Manager's performance as an independent contractor under the terms of this Agreement.


                            PRICE RISK MANAGEMENT FEE

         PRICE RISK MANAGEMENT FEE. Company shall pay Manager a Price Risk Management Fee of $50,000 per year, payable in quarterly installments of $12,500.00 due on the first day of each quarter. In the event this Agreement commences other than on the first date of a quarter, the first quarterly installment shall be prorated. It is projected the first quarter will commence on August 1, 2001 and end October 31, 2001. This fee is subject to modification in the case of plant expansions or increases in com usage.

                               POOLING ARRANGEMENT

         Company acknowledges that Manager will be offering these price risk management services to all of the ethanol facilities Manager manages. A pooling arrangement shall be implemented whereby Company and other ethanol facilities managed by Manager will contribute funds for allocation to trading activities based on the price risk management services. All trade expenses incurred by Manager in pursuing the foregoing shall be paid out of the pool. Any profits or losses resulting from the trading activity will be allocated proportionally to participants based on their proportionate contribution to the pool.


                                  MARGIN MONEY

         Initial margin contribution to the pool account will be $63,636. Income will be distributed as sufficient cash becomes available in the account. In the case-of pool losses, additional margin money will be requested pro-rata from the plants trading in the pool account.


                        EFFECTIVE DATE; TERM; TERMINATION

         EFFECTIVE DATE. This Agreement shall be effective as of the date first set forth above.

         TERM. The term of this Agreement shall be for a period of one (1) year. Thirty (30) days prior to the expiration of the one (1) year term, this Agreement shall be automatically extended for an additional one (1) year term following the end of the one (1) year term unless either party gives notice of termination as provided below.

         The aforementioned renewal provision shall apply in the same manner for all subsequent expiring terms. Therefore, every one (1) year this Agreement shall be either automatically extended or proper notice of termination given by either party as provided below.


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         TERMINATION. Either party has the right to terminate this Agreement without cause by giving written notice to the other party of such termination. Such written notice of termination shall be given not more than ninety (90) days or less than thirty (30) days before the last day of each expiration period (i.e. every year). Upon any such termination, Manager shall have the right to continue to provide price risk management services until the end of the then-current year. Likewise, upon any such termination, Company shall have the right to Manager's price risk management services until the end of the then-current year.


                             LIMITATION OF LIABILITY

         Company acknowledges that the corn market is volatile and subject to events over which Manager and Manager's Price Risk Consultant have no control. Accordingly, Manager and Manager's Price Risk Consultant will not be held liable by Company for any losses related to the trading activities of Manager and Manager's Price Risk Consultant relating to this Agreement so long as Manager and Manager's Price Risk Consultant have acted in good faith and in a manner they reasonably believed to be in the best interests of the business of the Plant. The parties acknowledge that the price risk management services to be rendered pursuant to this Agreement may affect the profitability of the Plant, and may accordingly affect the bonuses to be paid to Manager under the terms of the Management Agreement.


                               DISPUTE RESOLUTION

         In the event of a dispute between Company and Manager relating to the terms of or performance under this Agreement, the dispute resolution provisions set forth in the Management Agreement shall govern, and same are incorporated herein by reference.


                                   ASSIGNMENT

         This Agreement shall be assignable by either party upon mutual written consent of the parties hereto.


                                  MISCELLANEOUS

         HEADINGS. The headings contained herein are for convenience only and are not intended to define or limit the scope of intent of any provisions of this Agreement.

         GOVERNING LAW. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by the laws of the State of South Dakota.


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         NOTICES. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States registered or certified mail, return receipt requested, to the President of Manager or President of Company, as the case may be, at the addresses set forth below or such address as Company or Manager shall provide notice of from time to time during the term of this Agreement:


                  Company: Dakota Ethanol, L.L.C.
                           Attention Mr. Steve Sershen
                           Post Office Box 100
                           Wentworth, SD 57075

                  Manager: Broin Management, LLC
                           Attention Mr. Jeffrey S. Broin
                           25784 Cottonwood Avenue
                           Sioux Falls, SD 57107


         SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         WAIVERS. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to, be a waiver of any other subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         COUNTERPARTS. This Agreement may be executed in multiple counterparts all of which shall constitute but one Agreement.

         AMENDMENT. This Agreement may be amended with the written consent of Company and Manager.

         ENTIRE AGREEMENT. Except as otherwise described herein, this Agreement is the entire Agreement between the parties relating to corn price risk management. Any amendment hereto must be in writing and signed by both parties hereto to come into full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day of 17TH day of December, 1999.


COMPANY:                                       MANAGER:

Dakota Ethanol, L.L.C.                         Broin Management, LLC



By: /s/ Gregory Van Zanten                     By: /s/ Jeffrey S. Broin
    --------------------------------------         -----------------------------
         Its Chairman - Gregory Van Zanten             Its Chief Manager -
                                                       Jeffrey S. Broin


                           and


/s/ Brian D. Woldt
------------------------------------------
         Its Secretary - Brian D. Woldt



ATTEST:


By:  /s/ Steven R. Sershen
     -------------------------------------